SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                 FORM 8-K/A
                            (Amendment Number 1)

                               Current Report
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of report (Date of earliest event reported)     November 23, 1999
                                                 ------------------------------


                          ILLINOIS TOOL WORKS INC.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in charter)

                                  Delaware
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               (State or other jurisdiction of incorporation)

          1-4797                                       36-1258310
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  (Commission File Number)                   (IRS Employer Identification No.)

              3600 West Lake Avenue, Glenview, Illinois 60025
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            (Address of principal executive offices) (Zip Code)

                               (847) 724-7500
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            (Registrant's telephone number, including area code)

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       (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

(b) Press release setting forth 1999 financial results which include the combined statements of income and balance sheets of Illinois Tool Works Inc. and Premark International, Inc. required by Item 7(b) of Form 8-K is attached hereto.

(c)  Exhibits

Exhibit No.                         Exhibit
----------                          -------

   99.1 Press release setting forth 1999 financial results which include the combined statements of income and balance sheets of Illinois
          Tool Works Inc. and Premark International, Inc. required by Item 7(b) of Form 8-K.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   ILLINOIS TOOL WORKS INC.




Date:  February 7, 2000             By:   /s/ Stewart S. Hudnut
                                          ---------------------
                                          Name:  Stewart S. Hudnut
                                          Title: Senior Vice President,
                                                 General Counsel and Secretary

                               EXHIBIT INDEX
                               --------------

Exhibit No.                         Exhibit
----------

  99.1 Press release setting forth 1999 financial results which include the combined statements of income and balance sheets of Illinois Tool Works Inc. and Premark International, Inc. required by Item 7(b) of Form 8-K.

            ITW Reports Record Revenues for 1999 Fourth Quarter
                    And Full Year; Net Income Grows 11%
                  Before 4th Quarter Merger Related Costs

       GLENVIEW, ILLINOIS-- (February 1, 2000)-Illinois Tool Works Inc. (ITW) today reported record revenues for the 1999 fourth quarter and full year as a result of improving base business growth and ongoing acquisition activity. Net income for the 1999 fourth quarter increased 11 percent before nonrecurring transaction and compensation costs associated with the November 23, 1999 merger with Premark International, Inc.

     For the 1999 fourth quarter, net income before the one time charge was 82 cents per share versus 74 cents on a restated basis for prior year period. As a result of merger related costs, 1999 fourth quarter net income was reduced to 59 cents per share. For full year 1999, net income before the nonrecurring charge was $2.99 per share, a 12 percent increase compared to a restated $2.66 in the prior year. Including the one-time charge, full-year net income was a record $841 million, or $2.76 per share, a four percent increase.

     Operating revenues increased 10 percent to $2.5 billion in the fourth quarter and 11 percent to $9.3 billion for the full year. While operating income increased 7 percent to $1.4 billion for the full year, operating income grew 14 percent before merger related costs.

     "We are pleased with both our operating performance and our acquisition program during 1999," said W. James Farrell, ITW's chairman and chief executive officer. "Our base business growth rate was 4 percent in the fourth quarter and 3 percent for the full year. As to acquisitions, we completed 28 smaller transactions representing nearly $900 million in revenues for the full year. As important, the process by which we will improve the newly acquired food equipment and Wilsonart businesses is underway. This ongoing process further validates our belief that these operations will be strong additions to our more than 500 worldwide units."

       Segment highlights for the 1999 fourth quarter include:

     North American Engineered Products revenues increased 16 percent due to acquisition activity and strong base business growth in the automotive, construction and consumer packaging businesses. Operating income grew 14 percent largely as a result of revenue growth in the above businesses. For the full year, revenues and operating income increased 16 percent and 18 percent, respectively.

     International Engineered Products revenues grew 28 percent and operating income increased 14 percent primarily due to acquisitions as well as contributions from base automotive and polymers businesses. Margins were negatively impacted by restructuring costs in a number of European businesses. Revenues were up 28 percent and operating income increased 4 percent for full-year 1999.

     North American Specialty Systems revenues increased 11 percent due to contributions from base businesses and acquisitions. The base business grew at its fastest rate in nearly two years, with welding, industrial packaging, finishing and food equipment businesses all contributing to growth. Operating income increased 15 percent thanks to improved operating efficiencies in a variety of businesses. This translated into a 70 basis point improvement in margins. For the full year, revenues and operating income grew 9 percent and 15 percent, respectively.

     While International Specialty Systems revenues declined 3 percent, operating income increased 18 percent. The 210 basis point improvement in margins was primarily attributable to better productivity in the consumer and industrial packaging businesses as well as finishing operations. Revenues and operating income were essentially flat for the full year.

     Consumer products revenues were down 4 percent and operating income declined significantly as a result of accounting adjustments at Florida Tile. For the full year, revenues increased 3 percent and operating income grew 19 percent.

     Leasing and investments operating income was down 19 percent, largely as a result of strong gains on sales of assets from the prior year period. For the full year, operating income grew 26 percent.

     ITW is a $9.3 billion diversified manufacturer of highly engineered components and industrial systems. The company consists of more than 500 decentralized operations in 40 countries and employs approximately 52,800 people.
                                    ####

Contact:  John L. Brooklier:  (847) 657-4104




ILLINOIS TOOL WORKS INC.
(In thousands except per share data)
                                                   THREE MONTHS ENDED                          TWELVE MONTHS ENDED
                                                      DECEMBER 31,                                 DECEMBER 31,
                                       ---------------------------------------     -------------------------------------------
STATEMENT OF INCOME                         1999                 1998                      1999                  1998
                                         ----------------   ----------------           ---------------      ---------------

Operating Revenues                         $  2,487,329      $  2,258,106                 9,333,185           $  8,386,971
 Cost of revenues                             1,601,127         1,458,757                 6,042,548              5,485,533
 Selling, administrative, and R&D expenses      461,062           415,393                 1,730,031              1,542,684
 Amortization of goodwill & other intangibles    19,432            16,926                    74,222                 50,008
 Premark merger-related costs                    81,020                 -                    81,020                      -
                                         ----------------   ----------------         ---------------         -------------
Operating Income                                324,688           367,030                 1,405,364              1,308,746
 Interest expense                               (17,420)          (10,487)                  (67,510)              (29,216)
 Other income                                     3,631               612                    14,858                 1,017
                                         ----------------   ----------------         ---------------       ---------------
Income Before Income Taxes                      310,899           357,155                 1,352,712             1,280,547
 Income Taxes                                   130,857           131,423                   511,600               470,800
                                         ----------------   ----------------           ---------------      ---------------
 Net Income                              $      180,042      $    225,732         $         841,112           $   809,747
                                         ================   ================           ===============      ===============

Net Income Per Share :
    Basic                                $         0.60      $       0.75         $            2.80           $      2.70
                                                   ====              ====                      ====                  ====
    Diluted                              $         0.59      $       0.74         $            2.76           $      2.66
                                                   ====              ====                      ====                  ====
Net Income Per Share (excluding
merger-related costs):
    Basic                                $         0.83      $       0.75         $            3.04           $      2.70
                                                   ====              ====                      ====                  ====
    Diluted                              $         0.82      $       0.74         $            2.99           $      2.66
                                                   ====              ====                      ====                  ====

Shares outstanding during the period :
     Average                                    300,497           299,960                   300,158               299,912
     Average assuming dilution                  304,433           304,411                   304,649               304,641



                                                DEC 31,                SEPT 30,             DEC 31,
STATEMENT OF FINANCIAL POSITION                  1999                   1999                 1998
ASSETS                                     ----------------       ----------------      ---------------
-----
Cash & equivalents                      $       232,953        $       150,172           $    109,526
Trade receivables                             1,630,937              1,570,728              1,465,899
Inventories                                   1,084,212              1,063,775              1,036,817
Deferred income taxes                           188,729                189,242                180,787
Prepaids and other current assets               136,100                306,595               235,570
                                           -------------            -----------           ------------
  Total current assets                        3,272,931              3,280,512             3,028,599
                                          --------------         --------------         --------------

Plant & equipment                             3,912,298              3,829,994             3,592,491
Less: accumulate depreciation                (2,278,367)            (2,233,707)           (2,100,221)
                                          --------------         --------------         --------------
   Net plan & equipment                       1,633,931              1,596,287             1,492,270
                                        ----------------       ----------------       ---------------

Investments                                   1,188,120              1,185,202             1,183,493
Goodwill & other intangibles                  2,029,959              1,986,622             1,556,774
Deferred income taxes                           433,792                506,918               509,486
Other assets                                    501,526                423,798               441,866
                                        ----------------       ----------------       ---------------
                                      $       9,060,259      $       8,979,339         $   8,212,488
                                        ================       ================       ===============

LIABILITIES and STOCKHOLDERS'
EQUITY
----------------------------
Short-term debt                        $        553,655      $         553,459         $     428,019
Accounts payable                                470,200                426,481               421,043
Accrued expenses                                906,215                859,812               853,122
Cash dividends payable                           54,102                 51,867                43,709
Income taxes payable                             61,189                154,962               106,543
                                        ----------------       ---------------         --------------
   Total current liabilities                  2,045,361              2,046,581             1,852,436
                                        ----------------       ----------------       ---------------

Long-term debt                                1,360,746              1,369,759             1,208,046
Other liabilities                               838,729                867,584               908,634
                                        ----------------        ---------------         -----------------
   Total non-current liabilities              2,199,475              2,237,343             2,116,680
                                        ----------------       ----------------        ------------------

Common stock & additional paid-in
capital                                         520,218                751,114               733,884
Income reinvested in the business             4,485,515              4,362,873             3,864,024
Common stock held in treasury                    (1,783)              (252,087)             (238,502)
Unearned restricted stock                             -                 (2,258)               (3,400)
Cumulative translation adjustment              (188,527)              (164,227)             (112,634)
                                        ----------------        ---------------          ---------------
     Total stockholders' equity               4,815,423              4,695,415             4,243,372
                                        ----------------        ---------------          ---------------
                                      $       9,060,259      $       8,979,339         $   8,212,488
                                        ================       ================          ===============
